                                                                  EXHIBIT (a)(6)
                              TRIVEST FUND II, LTD.
                        TRIVEST EQUITY PARTNERS II, LTD.
                        TRIVEST PRINCIPALS FUND II, LTD.
                      2665 SOUTH BAYSHORE DRIVE, SUITE 800
                              MIAMI, FLORIDA 33133


                                                    May 3, 1999

Trivest Furniture Corporation
2665 South Bayshore Drive, Suite 800
Miami, Florida 33133

Gentlemen:

         Reference is made to that certain Amended and Restated Agreement and Plan of Merger, dated as of March 30, 1999 (the "Merger Agreement"), pursuant to which Trivest Furniture Corporation (the "Purchaser") has agreed to acquire all of the outstanding shares of common stock of WinsLoew Furniture, Inc. (the "Company") (other than certain shares owned by certain officers and directors of the Company and/or their affiliates (the "Roll-Over Shares")), in a transaction structured as a cash merger, for $33.00 cash per share (the "Acquisition").

         You have advised us that the Purchaser has proposed that the Purchaser and the Company shall enter into an amendment to the Merger Agreement (the "Amendment") pursuant to which each holder of common stock of the Company (other than holders of Roll-OverShares) would receive $34.75 cash per share (and each holder of outstanding options to purchase common stock of the Company would receive a cash payment equal to the difference between $34.75 per share and the per share exercise price of such options).

         We understand that the aggregate purchase price to the Purchaser, together with fees and expenses, will be approximately $302.2 million, which amount will be funded by:

         (i) approximately $6.1 million of cash available at the Company (the "Cash on Hand");

         (ii) the issuance of $135.0 million of senior subordinated notes due 2009 (the "Senior Notes");

         (iii) borrowings of approximately $83.1 million under a $145.0 million senior secured bank credit facility consisting of (A) a $30.0 million 51/2year revolving credit facility (the "Revolver") (not more than $8.1 million of which will be drawn at closing), (B) a $25.0 million 51/2year term loan A (of which $5.0 million will be drawn at closing in connection with the consummation of the Acquisition and $20.0 million may be used exclusively for the consummation of the proposed

Trivest Furniture Corporation
May 3, 1999
Page 2


                  acquisition of Miami Metal Products, Inc., dba Pompeii Furniture Industries and its Mexican affiliate (collectively, "Pompeii")) and (C) a $50.0 million 7 year term loan B (the "Credit Facility"), and (D) a $40.0 million 51/2year revolving acquisition facility; and

         (iv) the issuance of not less than $78.0 million of common equity to Trivest Fund II, Ltd., Trivest Equity Partners II, Ltd., Trivest Principals Fund II, Ltd., certain members of senior management of the Company, certain employees of the Company and its subsidiaries and certain principals of Trivest II, Inc. (the "Equity Financing").

         We understand that the Cash on Hand, the proceeds of the Senior Notes, the proceeds of the Credit Facility and the proceeds of the Equity Financing will be used (i) to pay the consideration payable to the shareholders of the Company (other than holders of Roll-Over Shares) in connection with the Acquisition and to make the related payments to holders of outstanding Company stock options, (ii) to refinance existing indebtedness of the Company and its subsidiaries, (iii) to pay the purchase price for Pompeii, (iv) to finance certain future acquisitions by the Company to the extent permitted under the indenture relating to the Senior Notes and under the Credit Facility, (v) to pay expenses of the Acquisition and the acquisition of Pompeii and (vi) to fund the working capital needs of the Company and its subsidiaries and for general corporate purposes.

         Trivest Fund II, Ltd., Trivest Equity Partners II, Ltd. and Trivest Principals Fund II, Ltd. hereby commit, severally in accordance with the pro rata percentages set forth under Paragraph A of Annex I, hereto, to provide up to $73.5 million of the Equity Financing for the transaction and, by his signature set forth below, Earl W. Powell (individually or on behalf of an entity controlled by him) hereby commits to provide up to $3 million of the Equity Financing for the transaction. Trivest Equity Partners II, Ltd. and Trivest Principals Fund II, Ltd. hereby commit, severally in accordance with the pro rata percentages set forth under Paragraph B of Annex I, hereto, to provide up to $1.5 million of any excess of the Equity Financing for the transaction over $76.5 million. The foregoing commitments are subject to the following:

         (a) the Amendment shall have been executed and delivered by the parties thereto;

         (b) no material adverse change shall have occurred after the date hereof in the business, prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole;

         (c) the Senior Notes financing shall have been consummated on terms substantially the same as those described above; and


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Trivest Furniture Corporation
May 3, 1999
Page 3


         (d) the Credit Facility financing shall have been consummated on terms substantially the same as those described above.

         You are hereby authorized to deliver a copy of this letter to the Special Committee of the Board of Directors of the Company.

                                     Very truly yours,

                                     TRIVEST FUND II, LTD.

                                     By: Trivest Fund II Manager, Ltd., General
                                         Partner

                                         Trivest Equities, Inc., General Partner


                                         By:  /s/EARL W. POWELL
                                            -----------------------------------
                                         Earl W. Powell

                                     Chairman and Chief Executive Officer

                                     TRIVEST EQUITY PARTNERS II, LTD.

                                     By: Trivest Fund II Manager, Ltd., General
                                         Partner

                                         Trivest Equities, Inc., General Partner


                                         By:  /s/EARL W. POWELL
                                            ------------------------------------
                                         Earl W. Powell

                                     Chairman and Chief Executive Officer

                                     TRIVEST PRINCIPALS FUND II, LTD.

                                     By: Trivest Principals Fund II, Inc.,
                                         General Partner


                                         By:  /s/EARL W. POWELL
                                            ------------------------------------
                                         Earl W. Powell
                                     Chairman and Chief Executive Officer

Trivest Furniture Corporation
May 3, 1999
Page 4



                                     ANNEX I
                                     -------

                       Pro Rata Percentages of Commitment
                       ----------------------------------

B.       First $73.5 million of Equity Financing


         --------------------------------------------------------------------------------------------------
                        TRIVEST INVESTOR                                               PRO RATA PERCENTAGE
         --------------------------------------------------------------------------------------------------
         Trivest Fund II, Ltd.                                                                      72.73%
         --------------------------------------------------------------------------------------------------
         Trivest Equity Partners II, Ltd.                                                           18.91%
         --------------------------------------------------------------------------------------------------
         Trivest Principals Fund II, Ltd.                                                            8.36%
         --------------------------------------------------------------------------------------------------

B.       Up to $1.5 million Excess of Equity Financing Over $76.5 Million


         -------------------------------------------------- -----------------------------------------------
                        TRIVEST INVESTOR                                               PRO RATA PERCENTAGE
         --------------------------------------------------------------------------------------------------
         Trivest Equity Partners II, Ltd.                                                           69.33%
         --------------------------------------------------------------------------------------------------
         Trivest Principals Fund II, Ltd.                                                           30.67%
         --------------------------------------------------------------------------------------------------